CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Legal Counsel" in the Statement of Additional Information, and to the inclusion of our report on O'Connor Fund of Funds: Masters LLC dated September 4, 2013, in this Registration Statement (Form N-2 No. 333-189732; 811-22859) of O'Connor Fund of Funds: Masters.

/s/ ERNST & YOUNG LLP

New York, New York
September 5, 2013